As filed with the Securities and Exchange Commission on March 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8-10 Avenue de la Gare

L-1610 Luxembourg

(Address of Registrant’s principal executive offices)

PACIFIC DRILLING S.A. 2011 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Kinga E. Doris

Vice President, General Counsel and Secretary

3050 Post Oak Blvd., Suite 1500

Houston, Texas 77056

1 (832) 255-0519

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan, as amended and restated	Common Stock, $0.01 par value	8,670,000 shares	$10.89	$94,416,300	$12,160.82

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan, as amended being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and amount of registration fee are each based upon the average of the high and low prices of the Common Stock of the registrant as reported on the New York Stock Exchange on March 3, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pacific Drilling S.A. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-180485) with the Securities and Exchange Commission (the “Commission”) on March 30, 2012 (the “Prior Registration Statement”) registering the issuance of 7,200,000 shares of the Registrant’s Common Stock under the Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan (the “Plan”). The contents of the Prior Registration Statement are incorporated herein by reference.

On March 4, 2014, the board of directors of the Registrant approved an amendment and restatement of the Plan that increased the total number of shares of the Registrant’s Common Stock that may be utilized for awards pursuant to the Plan from 7,200,000 to 15,870,000.

This registration statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the issuance of an additional 8,670,000 shares of the Registrant’s Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 20-F (File No. 001-35345) filed with the Commission on March 4, 2014;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock, par value $0.01 per share contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-177774), originally filed with the Commission on November 7, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Amended and Restated Articles of Association of Pacific Drilling, S.A. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form F-1 Registration Statement (File No. 333-177774), filed on November 7, 2011).

4.2*	Pacific Drilling S.A.2011 Omnibus Stock Incentive Plan, as amended and restated.

4.3	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Substitution of Stock Options and Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.4	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.5	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.6*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Director Award) and Restricted Stock Unit Agreement.

4.7*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Executive Award) and Restricted Stock Unit Agreement.

4.8*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Employee Award) and Restricted Stock Unit Agreement.

4.9*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant (Executive Award).

4.10*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant (Employee Award).

5.1*	Opinion of Wildgen, Partners in Law as to the legality of the securities being registered.

23.1*	Consent of Wildgen, Partners in Law (contained in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 6, 2014.

PACIFIC DRILLING S.A.

By:	/s/ Christian J. Beckett
	Name:	Christian J. Beckett
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian J. Beckett and Paul T. Reese, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 6, 2014.

Signature	Title

/s/ Christian J. Beckett	Chief Executive Officer and Executive Director
Christian J. Beckett	(Principal Executive Officer)

/s/ Paul T. Reese	Chief Financial Officer
Paul T. Reese	(Principal Financial Officer)

/s/ Richard Tatum	Vice President, Controller
Richard Tatum	(Principal Accounting Officer)

/s/ Ron Moskovitz	Chairman
Ron Moskovitz

/s/ Laurence N. Charney	Director
Laurence N. Charney

/s/ Jeremy Asher	Director
Jeremy Asher

/s/ Paul Wolff	Director
Paul Wolff

/s/ Cyril Ducau	Director
Cyril Ducau

/s/ Elias Sakellis	Director
Elias Sakellis

/s/ Robert A. Schwed	Director
Robert A. Schwed

/s/ Sami Iskander	Director
Sami Iskander

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Association of Pacific Drilling, S.A. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form F-1 Registration Statement (File No. 333-177774), filed on November 7, 2011).

4.2*	Pacific Drilling S.A.2011 Omnibus Stock Incentive Plan, as amended and restated.

4.3	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Substitution of Stock Options and Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.4	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.5	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-8 Registration Statement (File No. 333-180485), filed on March 30, 2012).

4.6*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Director Award) and Restricted Stock Unit Agreement.

4.7*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Executive Award) and Restricted Stock Unit Agreement.

4.8*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Restricted Stock Unit Grant (Employee Award) and Restricted Stock Unit Agreement.

4.9*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant (Executive Award).

4.10*	Form of Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan Notice of Stock Option Grant (Employee Award).

5.1*	Opinion of Wildgen, Partners in Law as to the legality of the securities being registered.

23.1*	Consent of Wildgen, Partners in Law (contained in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.